EXHIBIT 10.2

SECURED PROMISSORY NOTE

$22,000,000.00	Raleigh, North Carolina
November 1, 2022

FOR VALUE RECEIVED, ISSUER DIRECT CORPORATION, a Delaware corporation (“Maker”), hereby promises to pay LEAD CAPITAL, LLC, a Delaware limited liability company (“Payee”), the aggregate principal sum of Twenty-Two Million and no/100 Dollars ($22,000,000.00), on the date set forth in this Secured Promissory Note (this “Note”), and to pay to Payee interest on the unpaid principal balance of this Note at the rate and on the date set forth in this Note.

1.Reference to Equity Interests Purchase Agreement. This Note is being issued and delivered by Maker to Payee pursuant to Section 2(b)(ii) of that certain Membership Interest Purchase Agreement, as of an even date herewith, by and among Maker and Payee (the “Purchase Agreement”) relating to the sale by Payee of all of the equity interests of iNewsWire.com LLC, a Delaware limited liability company (the “Company”). All terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

2.Payment of Principal. Subject to the other terms of this Note, Maker shall pay the then outstanding and unpaid principal amount of this Note to Payee on November 8, 2023 (the “Maturity Date”).

3.Payment of Interest. Subject to the other terms of this Note, the unpaid principal balance of this Note bears interest at an annual rate equal to six percent (6%) (the “Interest Rate”), calculated on the basis of a year consisting of 365 days. All unpaid interest shall be due and payable on the Maturity Date.

4.Grant of Security Interest.

(a) This Note shall be secured by a first-priority security interest in the favor of Payee solely with respect to the Intellectual Property and Domain Names of the Company transferred to Maker by Payee pursuant to the Purchase Agreement; provided, however, for the purposes of this Note and the security interest contained in this Section 4, the defined term Intellectual Property shall include customer lists of the Company (including any proprietary information and documentation relating thereto) only to the extent that such customer lists relate to customers who have purchased Company Products from the Company within the twelve months prior to the Closing Date (the “Collateral”).

(b) Maker hereby irrevocably authorizes Payee at any time and from time to time during which principal or interest remain due and payable to Payee under this Note to file in any Uniform Commercial Code (the “UCC”) jurisdiction any initial financing statements and amendments thereto that it deems necessary to perfect this security interest. Additionally, the Domain Names shall be subject to a Domain Name Escrow Agreement, as of an even date herewith, between the Maker, Payee and other third parties in substantially the form attached hereto as Exhibit A (the “Domain Escrow Agreement”).

(c) Upon the repayment by Maker to Payee of all principal and interest due and payable under this Note, Payee agrees to immediately and with no further action required by Maker file termination statements with respect to any and all financing statements and/or amendments made by Payee under the UCC. In the event Payee fails to file such termination statements, Payee hereby irrevocably constitutes and appoints Maker and any officer or agent thereof, with full power of substitution, as its true and lawful attorneys-in-fact, with full irrevocable power and authority in the place and stead of Payee or in Maker’s own name to file such termination statements under the UCC.

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(d) So long as any principal or interest remain due and payable to Payee under this Note, the Collateral described in this Section 4 may not be sold or transferred without Payee’s consent. If Maker or the Company breaches this provision, Lender may declare all sums due under this Note immediately due and payable, unless prohibited by applicable law.

5. Prepayment. Maker may prepay in whole or in part, the outstanding principal amount of this Note at any time after the date hereof, provided that upon any such prepayment the interest amount to be accrued on the amount of the principal prepaid from the date hereof through November 8, 2023 shall also be due and payable at the time of any such prepayment.

6. Acceleration Upon Change in Control. Upon the occurrence of a change in control of Maker or the Company by virtue of: (i) Maker or the Company selling, conveying or otherwise disposing of all or substantially all of its assets (which assets, in the case of Maker, include without limitation Maker’s equity ownership of the Company) or (ii) Maker or the Company being acquired by way of a merger, consolidation, reorganization or other transaction or series of transactions pursuant to which shareholders of Maker or members of the Company prior to such transaction or transactions (other than bona fide equity financing transactions) own less than 50% of the voting interests in the surviving or resulting entity (each, an “Acquisition”) and such Acquisition is closed prior to the Maturity Date, then all outstanding indebtedness under this Note shall become immediately due and payable upon the closing of the Acquisition. Notwithstanding the foregoing, a merger of the Company into the Maker shall not be deemed an Acquisition for purposes of this Section 6.

7. Event of Default. The occurrence of any of the following will constitute an “Event of Default” under this Note:

(a) Maker fails to pay when due the then owing and unpaid principal and/or interest payment within ten (10) business days after the Maturity Date;

(b) Maker (i) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admits in writing its inability to pay its debts generally as they mature, (iii) makes a general assignment for the benefit of its or any of its creditors, (iv) is dissolved or liquidated, (v) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) takes any action for the purpose of effecting any of the foregoing; or

(c) Proceedings for the appointment of a receiver, trustee, liquidator or custodian of a Maker, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to a Maker or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect will be commenced and an order for relief entered or such proceeding is not dismissed or discharged within ninety (90) days of commencement.

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8. Rights of Payee Upon Event of Default.

(a) Upon the occurrence of an Event of Default described in Section 7 of this Note and at any time thereafter during the continuance of such Event of Default, Payee may, by written notice to Maker, declare all outstanding obligations payable by Maker hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding.

(b) Notwithstanding anything in this Note to the contrary, Maker shall have fifteen (15) business days, after the receipt of any notice from Payee of a potential Event of Default, to cure any such potential Event of Default. If Maker has not cured the potential Event of Default within the fifteen (15) business day period, or any longer period mutually agreed upon by the parties, only then shall an Event of Default be deemed to have occurred.

(c) Upon the occurrence of an Event of Default in payment of all amounts due at the Maturity Date, the Interest Rate shall be increased to ten percent (10%) with respect to the then principal and interest outstanding under this Note and calculated pursuant to Section 3 above from the date of the Event of Default.

9. Payments. Principal and interest due and payable under this Note shall be paid to Payee in lawful money of the United States of America at the address for notices to Payee as set forth in Section 9(g) of the Purchase Agreement, or at such other address as may be specified in a written notice to Maker by Payee. If any payment on this Note is due on a Saturday, Sunday or a bank or legal holiday, such payment shall be made on the next succeeding business day.

10. Priority of Payment. Payments under this Note shall be applied first to accrued and unpaid interest and then to the outstanding principal amount balance. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever, except to such extent as may be expressly provided in the Purchase Agreement.

11. Waivers by Maker. Maker hereby waives presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note.

12. Remedies. Upon the occurrence and during the continuation of an Event of Default, Payee may, at its option, without notice to or demand upon Maker, take all actions required and permitted under this Note, the Purchase Agreement and the Domain Escrow Agreement to secure the Collateral in Maker’s name and possession. In addition to the rights and remedies provided for herein, or otherwise available to Payee, Payee (and the escrow agent under the Domain Escrow Agreement, acting on Payee’s behalf) shall have all the rights and remedies of a secured party under the UCC in effect in the State of Delaware at the time, including the right to sell the Collateral at public or private sale as provided by and in accordance with the UCC. This Note is a full recourse obligation of Maker. Upon an Event of Default, Payee shall be entitled to exercise all remedies otherwise permitted it by applicable law to fully recover amounts due under this Note. If the proceeds of a sale, collection or other realization of or upon the Collateral as provided under the UCC are insufficient to cover the costs and expenses of such realization and the payment in full of Maker’s obligations hereunder, Maker shall remain liable for any deficiency and shall be entitled to any surplus following the sale of the Collateral.

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13. Exercise of Remedies. No delay or omission on the part of Payee in the exercise of any right or remedy under this Note shall operate as a waiver thereof, and no partial exercise of any right or remedy, acceptance of a past due installment or other indulgences granted from time to time shall be construed as a novation of this Note or precludes other or further exercise thereof or the exercise of any other rights or remedy. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note or in the Purchase Agreement, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), and no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit Payee’s right to pursue actual damages for any failure by Maker to comply with the terms of this Note. Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to Payee and that the remedy at law for any such breach may be inadequate. Therefore, Maker agrees that, in the event of any such breach or threatened breach, Payee shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

14. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY DECLARE THAT IT IS THEIR INTENTION THAT THIS NOTE SHALL BE REGARDED AS MADE UNDER THE LAWS OF THE STATE OF DELAWARE AND THAT THE LAWS OF SAID STATE SHALL BE APPLIED IN INTERPRETING ITS PROVISIONS IN ALL CASES WHERE LEGAL INTERPRETATION SHALL BE REQUIRED.

15. Notices. All notices under this Note shall be given in accordance with the notice provision set forth in Section 9(g) of the Purchase Agreement.

16. Entire Agreement; Nonassignability. This Note, the Purchase Agreement, the Domain Escrow Agreement and any other agreements specifically referred to herein or therein or delivered pursuant hereto or thereto, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (b) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except a Maker may assign to any affiliate by operation of law or otherwise, and (c) shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. In the event of any conflict with respect to the terms of this Note, the Domain Escrow Agreement and the Purchase Agreement, the Purchase Agreement shall control.

17. Attorneys’ Fees. Should either party institute any action or proceeding in court or otherwise to enforce any provision hereof or for damages by reason of alleged breach of any provision of this Note, the substantially prevailing party shall be entitled to receive from the non-prevailing party such reasonable out of pocket expenses (including attorneys’ fees and expenses) incurred by the substantially prevailing party in connection with any such action or proceeding.

18. Waiver of Jury Trial. EACH PARTY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG THE PARTIES HERETO ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED HEREUNDER. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS NOTE WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

19. Counterparts and Electronic Signatures. This Note may be executed in two or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one agreement. A signature to this Note sent by electronic means (e.g., .pdf) shall be deemed an original and binding upon the party against whom enforcement is sought.

 [SIGNATURE PAGE FOLLOWS]

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Maker has caused this Secured Promissory Note to be issued and delivered as of the date first referenced above.

ISSUER DIRECT CORPORATION

By:	/s/ Brian R. Balbirnie
Name:	Brian R. Balbirnie
Title:	Chief Executive Officer

AGREED TO AND ACCEPTED:

LEAD CAPITAL, LLC

By:	/s/ [redacted]
Name:	[redacted[
Title:	Managing Member

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EXHIBIT A

DOMAIN NAME ESCROW AGREEMENT

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